UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ________________________________

FORM 8-K

 ________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 31, 2016

 ________________________________
Bravo Brio Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Ohio	001-34920	34-1566328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio	43212
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-326-7944
Not Applicable
Former name or former address, if changed since last report
   ________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On October 31, 2016, Bravo Brio Restaurant Group, Inc. (the "Company"), as borrower, entered into the First Amendment (the "Amendment") by and among the Company, the domestic subsidiaries of the borrower, as guarantors, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and certain lenders, to the Company's credit agreement dated November 5, 2014 (the "2014 Credit Agreement"). The Amendment redefines the Company's senior credit facilities and provides for (i) a $35.0 million term loan facility, maturing in 2019, and (ii) a revolving credit facility under which the Company may borrow up to $30.0 million (including a sublimit cap of up to $10.0 million for letters of credit and up to $10.0 million for swing-line loans), maturing in 2019. Additionally, the Company is no longer allowed to increase the revolving credit facility by up to $25.0 million.
Borrowings under the amended senior credit facilities bear interest at a fixed rate for a period of one, two, three or six months equal to the London interbank offered rate plus the applicable margin of 2.50% to 3.00%. In addition to making fixed quarterly principal payments of $1.0 million under the Company’s amended senior credit facilities, the Company is required to pay an unused facility fee to the lenders equal to 0.30% to 0.50% per annum on the aggregate amount of the unused revolving credit facility, excluding swing-line loans, commencing on October 31, 2016, payable quarterly in arrears. The Amendment also modifies the financial tests that the Company is required to meet by removing the maximum consolidated total leverage ratio, revising the minimum consolidated fixed charge coverage ratio, adding a maximum consolidated lease-adjusted leverage ratio and adding a minimum earnings before interest, taxes, depreciation and amortization as defined by the Amendment. In addition to these financial tests, the Amendment places limitations on new restaurant leases until the lease-adjusted leverage ratio meets certain thresholds.

The foregoing is a summary of certain provisions of the Amendment, is not intended to be complete and is qualified in its entirety by reference to the Amendment. A copy of the 2014 Credit Agreement was filed as Exhibit 99.12(b) to the Company's Schedule TO filed with the Securities and Exchange Commission on November 12, 2014.
Item 2.02 Results of Operations and Financial Condition.
The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.
In a press release dated November 2, 2016, Bravo Brio Restaurant Group, Inc. (the "Company") announced financial results for the Company’s thirteen and thirty-nine weeks ended September 25, 2016. The full text of the press release is furnished herewith as Exhibit 99.1 to this report.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information regarding the Amendment set forth in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press release dated November 2, 2016 entitled, “Bravo Brio Restaurant Group, Inc. Reports Third Quarter Financial Results”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bravo Brio Restaurant Group, Inc.

November 2, 2016	By:	/s/ James J. O’Connor
	Name:	James J. O’Connor
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Bravo Brio Restaurant Group, Inc. Reports Third Quarter Financial Results